SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 October 8, 1996

                                   OPAL, INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

            0-25922                                04-2962212
   (Commission file number)             (IRS employer identification number)


3203 Scott Boulevard, Santa Clara, California                       95054
  (Address of principal executive offices)                        (Zip code)


                                 (408) 727-6060
              (Registrant's telephone number, including area code)


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        Item 2.  Acquisition or Disposition of Assets


        On October 8, 1996, Opal Technologies, Ltd., a subsidiary of Opal, Inc., purchased all the outstanding capital stock of Integrated Circuit Testing GmbH ("ICT") of Heimstetten, Germany from the stockholders of ICT for approximately $4.5 million. Approximately $3.9 million of the purchase price was paid to the stockholders at closing, with the remainder payable in January 1997. Internal funds were used for the acquisition, and the purchase price was determined by negotiations between the parties.

        ICT manufactures scanning electron microscope ("SEM") columns providing the high level of image resolution required for manufacturing advanced semiconductor chips. Prior to the closing, ICT had supplied Opal with the SEM column used in Opal's 7830i CD-SEM system which is used by semiconductor manufacturers to qualify and monitor advanced semiconductor production processes and tools.

        Item 7(c).  Exhibits


 Exhibit 2 Agreement dated October 8, 1996 by and among Opal Technologies, Ltd. and the stockholders of Integrated Circuit Testing GmbH

        Pursuant to Item 601(b)(2) of Regulation S-K, Opal, Inc. agrees to furnish supplementally to the Securities and Exchange Commission upon request the following omitted annexes to Exhibit 2 above:

        Unaudited financial statements of ICT as of July 31, 1996
        List of leasing contracts and contracts relating to use of goods of ICT List of patents of ICT List of employees of ICT

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     OPAL, INC.


Date: October 22 , 1996              By:  /s/ Henry Schwarzbaum
                                          ------------------------
                                          Henry Schwarzbaum
                                          Vice President of Finance
                                          Chief Financial Officer and Secretary




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